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                                                                   EXHIBIT 10.19
                                   SUBLEASE
                                   --------

     This Sublease, effective as of November 1, 1996, is between TEAM LABS CORPORATION, a Colorado corporation, having an office at 6390B Gunpark Drive, Boulder, Colorado 80301 ("Sublandlord"), and VISUAL NUMERICS, INC., a Colorado corporation ("Subtenant").

THIS SUBLEASE IS MADE WITH REFERENCE TO THE FOLLOWING FACTS:

(A.) Samuel S. Okner ("Okner") and Sublandlord, as Tenant, entered into a written lease data October 19, 1994 (the "Master Lease" attached as Exhibit
     A) for approximately 5,000 square feet in the Building known as 6420 Gunpark Drive, Unit D, and approximately 5,000 square feet in the Building known as 6390 Gunpark Drive, Unit B, Boulder, Colorado 80301 (together the "Master Premises"). Okner subsequently sold all of his right, title and interest to the Master Lease to Norwest Bank, Colorado, National Association, Trustee ("Master Landlord").

(B.) Subtenant desires to sublease a portion of the Master Premises described in
     Section I of this Sublease from Sublandlord under the terms and conditions of this Sublease.

THE PARTIES AGREE AS FOLLOWS:

1. PREMISES: Sublandlord subleases to Subtenant a portion of the Master Premises containing approximately 2,000 square feet of rentable space solely for Subtenant use and an additional 700 square feet of aisle-way and loading space shared between Sublandlord and Subtenant in the Building known as 6420 Gunpark Drive, Unit D, crosshatched on the attached Exhibit B (the "Premises"). The parties intend that this instrustment shall be a Sublease and not an assignment of the Master Lease as to a portion of the Master Premises.

2. USE: Subtenant shall use the Premises for storage, repackaging, and distribution of its equipment and records and for no other purposes unless the Master Landlord and the Sublandlord have given prior written consent to such other purposes.

3. TERM: The term (the "Term") of this Sublease shall commence on the execution of the Sublease ("Commencement Date") and shall continue for one year or until terminated by the provisions of this sublease.

4. TERMINATION OF SUBLEASE: Upon any termination of this Sublease, by expiration of the Term or otherwise: (a) Subtenant shall immediately vacate and surrender the possession of the Premises; (b) Subtenant shall surrender the Premises in as good condition as when it took possession, except for ordinary wear and tear, free of all liens and encumbrances; (c) return all keys to the Premises to Sublandlord; and (d) Sublandlord shall have full authority and license to enter and take possession of the Premises.

5. SUBJECT TO MASTER LEASE: This Sublease is subject to the terms and conditions of the Master Lease and Subtenant shall not permit any act or omission to act that will violate any provision of the Master Lease. Subtenant shall comply with the terms and conditions of the Master Lease and shall promptly perform all obligations of Sublandlord under the Master Lease as they pertain to the Premises. Sublandlord does not assume the obligations of the Master Landlord under the Master

     Lease, but shall exercise due diligence m attempting to cause the Master Landlord to perform its obligations under the Master Lease for the benefit of Subtenant. Sublandlord shall not be liable to Subtenant for Master Landlord's failure to perform any of Master Landlord's obligations under the Master Lease but, upon the written request of Subtenant, Sublandlord shall bring legal proceedings or take any other action against Master Landlord to assure performance of Master Landlord's obligations under the Master Lease as is reasonably requested by Subtenant.

     Subtenant shall assume and perform to Sublandlord the obligations under the Master Lease as it is applicable to the Premises subleased under this Sublease.

6. RENT: Subtenant shall pay to Sublandlord as rent, nine hundred fifty dollars ($950) per month, without deduction, set off, notice, or demand except as specifically provided for in this Sublease, at the location specified in Paragraph 25 (Notice) or at such other place as Sublandlord shall designate from time to time by notice to Subtenant, on or before the first day of each month of the Term. The rent for any partial month shall be prorated on a per diem basis and shall be due with the first month's rent. Subtenant shall pay a late fee of 1.5% per month on any rent not paid by the first day of any particular month, prorated based on the number of days past due, based on a thirty day month.

7. SECURITY DEPOSIT: Subtenant shall deposit $900.00 with Sublandlord upon execution of this Sublease, as a security deposit to assure the faithful execution of this Sublease and the faithful performance by Subtenant of all its obligations under this Sublease.

  If Subtenant is in default, Sublandlord can use the security deposit, or any portion of it, to cure the default or to compensate Sublandlord for all damage sustained by Sublandlord resulting from Subtenant's default. Subtenant shall immediately on demand pay to Sublandlord, a sum equal to the portion of the security deposit expended or applied by Sublandlord as provided in this paragraph so as to maintain the security deposit in the sum initially deposited with Sublandlord. Sublandlord shall deposit the security deposit in an interest bearing account. Until termination of this Sublease, vacation of the Premises, and a satisfactory inspection, Sublandlord shall return the security deposit to Subtenant, minus any amounts due to Sublandlord for unpaid rent, damage to the Premises, unpaid utilities or services contracted for by Subtenant, or other amounts as provided by law.

8. CONDITION OF PREMISES: Subtenant shall take possession of the Premises in an "as-is" condition. No representations or warranties have been made to Subtenant concerning the condition of the Premises nor have any promises to remodel, change, alter or improve the Premises been made by Sublandlord to Subtenant. Subtenant acknowledges that no water, lavatory, plumbing or heating are available to the Premises. Sublandlord has made no guaranty or representation regarding the compliance of the Premises with the Americans with Disabilities Act of 1990. Subtenant has inspected the Premises prior to the execution of this Sublease. Subtenant shall arrange for and pay for trash removal from the Premises.

9. ALTERATIONS, ADDITIONS AND IMPROVEMENTS: Subtenant shall not make any improvements, alterations or additions to the Premises without prior written consent oF Sublandlord. Any costs or expenses associated with such improvement, alteration or addition shall be at the expense of Subtenant. Subtenant shall be responsible for all permits, and all plans and specifications, contractor and improvements must be provided to a and approved by Sublandlord prior to the start of construction.

     Subtenant shall not make any alterations or additions to the Premises without first complying with the provisions of the Master Lease and obtaining the consent of Sublandlord. Sublandlord's consent shall not be unreasonably withheld, but it shall not be unreasonable for Sublandlord to withhold its consent if Subtenant's proposed alterations would be inconsistent with Sublandlord's proposed use of the Premises.

10. PARKING; LOADING/UNLOADING DOOR: Subtenant shall be entitled to use parking around the Building at 6420 Gunpark Drive on a non-exclusive basis with all other Tenants of such Building. Subtenant acknowledges that it is not entitled to use any parking around the Building at 6390 Gunpark Drive. Subtenant shall have clear access to the entrance door to the Premises and the loading/unload door.

11. ITEMS STORED ON THE PREMISES: The parties acknowledge that the Premises are a portion of the real property otherwise occupied by Sublandlord neither Sublandlord nor Subtenant, nor any of their agents or invitees, shall handle or use the property of the other party which may be stored or located at the Master Premises or at the Premises without prior approval of the other party.

12. SUBLETTING: Subtenant shall not sublet or assign all or any part of the premises without the prior written consent of Sublandlord and Master Landlord, which may be withheld in their sole discretion. Provided, however, that if such consent is withheld, Subtenant may terminate this lease without penalty. Subtenant shall not transfer or mortgage this Sublease or any interest under it or allow any lien upon Subtenant's interest by operation of law. Subtenant shall not allow the use or occupancy of the Premises by anyone other than Subtenant, its agents and employees.

13. INDEMNIFICATION: Subtenant shall indemnify and hold harmless Sublandlord and Master Landlord from all damages, including but not limited to, reasonable attorney fees, arising out of injury to any person or damage to property occurring in, on or about the Premises when such injury or damage is caused by the act, neglect or fault of Subtenant; Subtenant's default under the terms of this Sublease; Subtenants act or inaction as a result of which Sublandlord and/or Master Landlord has determined to be in violation of any of the provisions of the Master Lease; or resulting from Subtenant's actions in connection with any action or proceeding undertaken by Subtenant to enforce Sublandlord's or Master Landlord's fights under the Master Lease. This indemnification shall not apply to any injury to any person or damage to property occurring in, on, or about the Premises, when such injury or damage is caused in whole or in part by the act, neglect, or fault of Sublandlord, its agents, contractors, or employees.

14. INSURANCE: Subtenant shall maintain, at its sole expense, for the entire term of this Sublease, all insurance in the amounts and form required of Sublandlord under the Master Lease, but shall not be less than one million dollars ($1,000,000), and such insurance shall be primary of, and not contributory to, that carried by Sublandlord or Master Landlord. All such polices shall include broad form contractual liability and tenant legal liability coverage, shall include the Sublandlord and Master Landlord, as additional insureds. All such polices shall be issued by reputable insurance companies and shall be endorsed to provide that they shall not be canceled or materially reduced without thirty (30) days prior written notice to Sublandlord and Master Landlord. Subtenant shall furnish a certificate of insurance to Sublandlord and Master Landlord evidencing that the required coverage is being maintained, together with such evidence as Sublandlord shall deem satisfactory of the payment of premiums thereon.

15. TERMINATION OF MASTER LEASE: If the Master Lease is terminated for any reason, this Sublease shall terminate simultaneously, and any unearned rent paid in advance shall be refunded by Sublandlord to the Subtenant unless the termination results from Subtenant's breach of this Sublease.

16. HOLDOVER: If subtenant shall holdover and retain possession of the premises or any part of the premises after the termination of this Sublease, without Sublandlord's consent, it shall constitute a default by Subtenant and entitle Sublandlord to reenter and take possession of the premises and Subtenant shall also pay all damages sustained by Sublandlord to Master Landlord on or otherwise on account of such holding over.
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17.  DAMAGE TO PREMISES: If the Master premises are damaged by fire or casualty and the Master Landlord or Sublandlord shall, under the terms of the Master Lease, elect to terminate the Master Lease, this Sublease shall terminate on the date of such notice, and rent shall be apportioned from the time of the damage.

18. INSPECTION OF PREMISES: After reasonable notice (except in the case of an emergency), Sublandlord may, at any reasonable time and from time to time enter the premises for the purpose of inspecting the same and for such other purposes as may be necessary or proper for reasonable protection of its interest.

19. DEFAULT: Any act, failure to act or omission by Subtenant which is a breach or default under the Master Lease shall be a breach of or default under this Sublease. If Subtenant breaches or defaults in the performance of any of the terms, covenants or conditions of this sublease or in the Master Lease, Sublandlord shall have, in addition to any rights or remedies it may have at law or in equity, all of the rights and remedies of Master Landlord under the Master Lease. If Subtenant fails to do any act required of it under the Sublease or Master Lease, Sublandlord may do so, and Subtenant shall promptly pay the cost thereof plus interest at the rate of fifteen percent (15%) per annum from date Sublandlord made payment for such act.

20. SUBTENANT'S REPRESENTATIONS AND ACKNOWLEDGMENT: Subtenant represents and acknowledges that: (i) Subtenant is not an officer, director, or employee of norwest corporation or any of its subsidiaries or affiliates; (ii) Subtenant is not a "disqualified person" within the meaning of section 4975(e)(2) of the internal revenue code of 1986, as amended (the "code"), with respect to any "qualified plan" listed on Exhibit C attached hereto and made a part hereof, (iii) Subtenant bears no relationship described in subsection 514 (c) (b) (iv) of the Code to any such "qualified plan"; (iv) Subtenant is not a member of the immediate family of such a person; (v) none of Subtenant's officers or directors or principal shareholders is any of the above parties; and (vi) Subtenant is not an agent of any of the above parties.

21. BINDING ON SUCCESSORS: Each provision of this Sublease shall extend to and shall bind and inure to the benefit of Sublandlord and Subtenant and of their respective successor and assigns.

22. SEVERABILITY: 'The unenforceability, invalidity, or illegality of any provision of this Sublease shall not, render the other provisions unenforceable, invalid, or illegal.

23. NOTICES: All notices shall be in writing, mailed certified mail, postage prepaid. address to the parties as follows:
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
Sublandlord:             Master Landlord:             Subtenant:             Copy to:
Team Labs Corporation    Norwest Bank Colorado, N.A.  Visual Numerics, Inc.  Byron Fetter
6390B Gunpark Drive      1740 Broadway                6230 Lookout Road      9990 Richmond, Ste 100
Boulder, CO 80301        Denver, CO 80274-8691        Boulder, CO 80301      Houston, TX 77043
                                                      Attn: Richard Couch

Any party may, by notice, change the address to which notices are to be sent.

24. QUIET ENJOYMENT: As long as Subtenant performs its obligations under this Sublease, it shall have the right of quiet and peaceable enjoyment of the premises.

25. APPROVAL OF MASTER LANDLORD: This Sublease is subject to the approval of Master Landlord. This Sublease shall be of no force or effect unless consented to by Master Landlord.

26. ENTIRE AGREEMENT: This Sublease contains the entire agreement of the parties with respect to the subject matter of this Sublease and supersedes all prior agreements and understandings between the parties.

SUBLANDLORD                             SUBTENANT:
TEAM LABS CORPORATION                   VISUAL NUMERICS, INC.

By: /s/ Roger Shepherd                  By: /s/ Byron Fetters
   -------------------                     ------------------
   Its Treasurer                           Byron Fetters
                                           Vice President of Administration
                                           and Controller
Date _________________________             Date ________________________


Master Landlord hereby consents to the sublease described above.

Norwest Bank Colorado, National Association, Trustee Under First Redeclaration of Trust of Collective Real Estate Investment Fund for Employee Benefit Plans, as Amended.

By: /s/ Ken R. Inglee
   ------------------
Ken R. Inglee
Assistant Vice President

Date ________________________